Exhibit 10.5

SECOND AMENDMENT TO AGREEMENT OF PURCHASE AND SALE

This SECOND AMENDMENT TO AGREEMENT OF PURCHASE AND SALE (this “Amendment”) is dated as of September 30, 2021, by and between AWARE, INC., a Massachusetts corporation (“Seller”); and FDS BEDFORD, LLC, a Delaware limited liability company (“Purchaser”). Seller and Purchaser are sometimes referred to herein as the “Parties” or individually as a “Party.”

RECITALS:

A. Purchaser and Seller entered into that certain Agreement of Purchase and Sale dated as of April 26, 2021, as amended by that certain First Amendment to Agreement of Purchase and Sale dated August 6, 2021 (collectively, the “Agreement”), regarding the Property located 40 Middlesex Turnpike, Bedford, Massachusetts 01730; and

B. The Parties wish to amend the Agreement on the terms and conditions set forth herein.

AGREEMENTS:

NOW, THEREFORE, in consideration for the mutual agreements, covenants, warranties and representations contained herein, and for other good and valuable consideration, the receipt and adequacy of which hereby are acknowledged and confessed by each of the Parties, Seller and Purchaser do hereby agree as follows:

1. Due Diligence Period. Notwithstanding anything to the contrary contained in the Agreement, the Parties hereby agree that (i) the Due Diligence Period shall expire on December 1, 2021, and (ii) Purchaser shall have until the expiration of the Due Diligence Period (as hereby extended) to notify Seller of any Objections.

2. Post-Closing License Agreement. Section 5.6 of the Agreement is hereby deleted and replaced with the following:

“Notwithstanding Section 5.5 above, Aware, Inc., as “Licensee” may continue to occupy the Property for a period of approximately one hundred eighty (180) days following Closing to be further outlined in Exhibit E attached hereto (the “License Agreement”).”

3. Consulting Services Agreement. Notwithstanding anything to the contrary contained in Exhibit D of the Agreement, the Parties hereby agree that the Parties shall have until November 1, 2021, to negotiate the Consulting Services Agreement described therein.

4. Closing. Notwithstanding anything to the contrary contained in the Agreement, the Parties hereby agree that Closing shall be held on December 31, 2021, or such earlier date agreed to by the Parties.

5. Terms. Any capitalized terms not so defined herein shall have that meaning as given them in the Agreement, unless specifically defined otherwise herein.

4. Ratification. Except as set forth in this Amendment, all other terms and conditions of the Agreement are hereby reinstated, ratified and affirmed by each of the Parties. In all other respects, the Agreement shall continue in full force and effect, unmodified except to the extent provided herein, and Seller and Purchaser hereby RATIFY and AFFIRM the Agreement. In the event of a conflict between the terms of the Agreement and the terms of this Amendment, the terms of this Amendment shall control.

5. Facsimile and Electronic Signatures. This Amendment may be signed by facsimile or other electronic means and such signatures shall be treated as original signatures for all purposes. Facsimile or other electronic signatures of this Amendment shall be valid and binding and shall have the same force and effect as an original.

6. Counterparts. This Amendment may be executed in multiple counterparts, which counterparts, each of which shall be deemed an original, when taken together, shall constitute an original of this Amendment.

7. Entire Agreement. This Amendment and the Agreement embody and constitute the entire understanding between the Parties with respect to the transactions contemplated herein and therein, and all prior or contemporaneous agreements, understandings, representations and statements (oral or written) are merged into this Amendment. Neither this Amendment nor the Agreement nor any provision of this Amendment or the Agreement may be waived, modified or amended except by an instrument in writing signed by the Party against whom modification or amendment is sought, and then only to the extent set forth in such instrument.

8. Authority. Seller and Purchaser represent and warrant to each other respectively that they have the requisite power and authority to enter into this Amendment; that all necessary and appropriate approvals, authorizations and other steps have been taken to affect the legality of this Amendment; and that the signatories executing this Amendment are authorized to do so on behalf of Seller and Purchaser.

[The remainder of this page is intentionally blank; signature pages follow]

IN WITNESS WHEREOF, the Parties have executed this Amendment as of the day and year first above set forth, which shall be the effective date of this Amendment for all purposes.

SELLER:

AWARE, INC.

By:	/s/ David Barcelo

Print Name:	David Barcelo
Its:	CFO

PURCHASER:

FDS BEDFORD, LLC

By:	/s/ Claiborne Williams

Print Name:	Claiborne Williams
Its:	Authorized Signatory

3